                            SCHEDULE 14A INFORMATION

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section240.14a-12

Elephant & Castle Group Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

D. David Cohen, Esq., Attorney for Registrant
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1)  Title of each class of securities to which transaction applies
    ____________________________________________________________________________

2)  Aggregate number of securities to which transaction applies.
    ____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ____________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:
    ____________________________________________________________________________

5)  Total fee paid:
    ____________________________________________________________________________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)  Amount previously paid:
    ____________________________________________________________________________

2)  Form, Schedule or Registration Statement No.:
    ____________________________________________________________________________

3)  Filing Party:
    ____________________________________________________________________________

4)  Date Filed:
    ____________________________________________________________________________

                            [ELEPHANT & CASTLE LOGO]

                          ELEPHANT & CASTLE GROUP INC.

                                 PROXY MATERIAL
                               AND FORM OF PROXY

                       For the Annual General Meeting of
                          Elephant & Castle Group Inc.

                                 To be Held on
                                 June 29, 2001

                          ELEPHANT & CASTLE GROUP INC.
                        12TH FLOOR - 1190 HORNBY STREET
                             VANCOUVER, BC V6Z 2K5
                                     CANADA
                                 (604) 684-6451

May 22, 2001

Dear Shareholder:

    You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Elephant & Castle Group Inc. The Annual Meeting will be commencing at
10:00 AM on the morning of Friday, June 29, 2001, in the Coquihalla Room on the 2nd floor of 1190 Hornby Street, Vancouver, B.C. Canada V6Z 2K5.

    The formal Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be acted upon at the meeting. In addition, an informal report on the state of the Company's business and affairs will be provided to interested persons during any recess in formal proceedings.

    It is important that your shares be represented at the meeting. Therefore, I urge that you MARK, SIGN, DATE and RETURN PROMPTLY the enclosed PROXY in the envelope furnished for that purpose. If you are present at the meeting, you may, if you wish, revoke your proxy and vote in person. We are looking forward to seeing our Shareholders at the meeting.

Sincerely,

/s/ RICHARD BRYANT
-------------------------------------------
Richard Bryant,
President/Chief Executive Officer

                          ELEPHANT & CASTLE GROUP INC.
                        12TH FLOOR - 1190 HORNBY STREET
                             VANCOUVER, BC V6Z 2K5
                                     CANADA
                                 (604) 684-6451

                        NOTICE OF ANNUAL GENERAL MEETING
                                 JUNE 29, 2001

    The Annual Meeting of Shareholders of Elephant & Castle Group Inc. (the "Company") will be held in the Coquihalla Room on the 2nd floor of 1190 Hornby Street, Vancouver, B.C., V6Z 2K5, on Friday, June 29, 2001 at 10:00 A.M. in the morning for the following purposes:

     (i) To elect seven (7) Directors, each to serve until the next annual meeting of Shareholders of the Company;

    (ii) To approve a proposed Agreement of Exchange of Securities between the Company and General Electric Private Placement Partners II (herein "GEIPPP II") pursuant to which 2,600,000 additional Common Shares will be promptly issued to GEIPPP II, making it the majority shareholder of the Company;

   (iii) To approve the issuance of an additional Warrant to be distributed to each existing Shareholder as of the May 22, 2001 record date, on a one Warrant for each one Share outstanding, such Warrants to be exercisable for a five (5) year period at U.S. $1.00 per Share;

    (iv) To approve a Stock Option and Bonus Plan (the "2001 Plan") to be presented to the meeting relating to a maximum of 950,000 Shares of which 750,000 Shares shall be available for Option Awards and 200,000 Shares shall be available for Restricted Stock Awards;

     (v) To increase the authorized capitalization of the Company from 10,000,000 Common Shares without par value to 20,000,000 Common Shares without par value;

    (vi) To ratify the appointment of Pannell Kerr Forster Worldwide, as the Company's accountants for the fiscal year ending December 30, 2001; and

   (vii) To consider such other business as may properly come before the meeting. In accordance with local practice in Canada, the Shareholders will be receiving, considering and approving a report to the Shareholders from the Board of Directors; and receiving, considering and approving the Audited Financial Statements of the Company for the fiscal year ended December 31, 2000 and the Auditor's Report thereon.

    Shareholders of record at the close of business on May 22, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ RICHARD BRYANT
                                          --------------------------------------
                                          Richard Bryant,
                                          President/Chief Executive Officer

Vancouver, B.C.
May 22, 2001

                          ELEPHANT & CASTLE GROUP INC.

                              2001 PROXY STATEMENT

    This Proxy Statement is being furnished to holders of Common Shares of Elephant & Castle Group Inc. (the "Company") in connection with the solicitation of proxies on behalf of management of the Company for the 2001 Annual General Meeting of Shareholders (the "Annual Meeting"), scheduled to be held on Friday, June 29, 2001 and at any adjournment thereof.

    If executed and returned, the proxies will be voted by the proxy holders at the 2001 Annual Meeting of Shareholders for the election of directors, FOR the proposed Exchange of Securities with GEIPPP II, FOR the issuance of a U.S. $1.00 Five (5) Year Warrant to Shareholders of record on May 22, 2001, FOR the proposed Stock Option and Bonus Plan for management, FOR the amendment of the Company's Memorandum to increase the authorized capitalization of the Company from 10,000,000 Common Shares, no par value, to 20,000,000 Common Shares, no par value, and FOR the ratification of the Board's selection of independent auditors.

    Richard Bryant, President of the Company, will act as proxy, or in the event of his unavailability, Daniel DeBou, Chief Accounting Officer, will so act. Shareholders may substitute a proxy in lieu of either of such persons.

    This statement and form of proxy are intended to be first mailed to Shareholders on or after May 23, 2001. Any shareholder submitting a proxy may revoke it at any time before it is voted at the Annual Meeting, by notifying the Corporate Secretary at the offices thereof, 12th Floor - 1190 Hornby Street, Vancouver, B.C. (604) 684-8595 (telecopier), in writing or in person at any time up to, and including, the last business day preceding the Annual Meeting or any adjournment thereof or, as to any matter in respect of which a vote shall not have already been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or at any adjournment thereof.

    Only holders of the Company's Common Shares outstanding as of the close of business on May 22, 2001, the record date, will be entitled to vote at the meeting. The Company's only class of voting securities is its Common Shares, without par value. As of the record date, there are 2,594,604 Common Shares outstanding. Each Common Share is entitled to one vote. The representation in person, or by proxy, of a majority of the outstanding Common Shares is necessary to provide a quorum at the Annual Meeting. Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors.

    The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common Shares. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means.

PRELIMINARY INFORMATION

    The Company is a corporation organized under the laws of the Province of British Columbia, Canada. The Company operates a chain of casual dining restaurants located throughout Canada, and in the United States. The Company entered into a joint venture with Rainforest Cafe, Inc. to develop and operate Rainforest Cafe restaurants in Canada.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    All holders of the Company's Common Shares (herein the "Common Shares") of record as of the close of business on May 22, 2001 are entitled to vote at the Annual Meeting. Each holder is entitled to one vote per Common Share. There is no cumulative voting.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    To the knowledge of the directors and executive officers of the Company the following table sets forth, as of the date hereof, information relating to the beneficial ownership of the Company's Common shares by each person known to the Company to be the beneficial owner of more than 10% of the Common Shares, by each director and executive officer of the Company and all directors and executive officers as a group:

------------------------------------------------------------------------------------------

                                                           NUMBER OF
                                                             COMMON
                                                             SHARES         APPROXIMATE
                                                          BENEFICIALLY      PERCENTAGE OF
                                                          OWNED OR OVER        TOTAL
                                                             WHICH          ISSUED AND
                                                           CONTROL OR       OUTSTANDING
                                                           DIRECTION          COMMON
NAME                                                      IS EXERCISED        SHARES
------------------------------------------------------------------------------------------
Jeffrey M. Barnett(1)                                          235,187             9.1%
------------------------------------------------------------------------------------------
Peter J. Barnett(2)                                            275,187            10.6%
------------------------------------------------------------------------------------------
Richard Bryant(1)                                                3,500              -1%
------------------------------------------------------------------------------------------
D. Matheson(1)                                                     750              -1%
------------------------------------------------------------------------------------------
Anthony Mariani(1)(3)                                          --               --
------------------------------------------------------------------------------------------
George Pitman(1)                                                66,125             2.5%
------------------------------------------------------------------------------------------
Colin Stacey(1)                                                --               --
------------------------------------------------------------------------------------------
David Wiederecht(1)(3)                                         --               --
------------------------------------------------------------------------------------------
Daniel DeBou                                                       100              -1%
------------------------------------------------------------------------------------------
General Electric Investment Private Placement                  649,860           25.05%
  Partners II ("GEIPPP II")(4)
------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group              1,301,239           47.43%
------------------------------------------------------------------------------------------

(1) Each person was elected or appointed as a director at the last Annual General Meeting.

(2) Includes 25,000 Common Shares transferred by Mr. Peter Barnett to his adult children.

(3) Messrs. Wiederecht and Mariani are employed by a fund, GEIM, general partner of GEIPPP II, the holdings of which are separately stated herein.

(4) Excludes up to 1,600,000 additional Common Shares currently issuable in connection with $9,000,000 of Secured Convertible Debentures and $1,000,000 of other Debentures held by the Fund. The Company proposes to make an exchange of securities with GEIPPP II. See Proposal Two.

COMPLIANCE WITH SECTION 16(a) REPORTING

    Each director, officer and beneficial owner of ten percent (10%) or more of a registered class of the Company's equity securities is required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Shares and other equity securities of the Company by specific due dates. Based upon the Forms 3 and 4 filed by such persons for the year ended December 31, 2000, all such filing requirements were complied with.

                                  PROPOSAL ONE

                           ELECTION OF THE DIRECTORS

    The Company's Articles of Association provide for the election of the Board of Directors at each annual meeting of the Company's Shareholders. Each person so elected shall serve until their respective successors shall have been elected and qualified. Advance notice of the Annual Meeting was published in the Vancouver Sun Newspaper in Vancouver, British Columbia, Canada on May 11, 2001. The holding of the Annual Meeting has been validated by order of the Supreme Court of British Columbia dated May 10, 2001.

    It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors to fill the vacancy. Each of the directors other than Mr. Richard M. Kelleher has previously been elected by the Shareholders. The Company is not aware of any nominee who will be unable, or who intends to decline, to serve as a director. The term of office for each elected director will expire at the Company's next Annual Meeting of Shareholders to be held in 2002.

    The names, ages, principal occupation and country of ordinary residence of the nominees as of April 30, 2001, and certain information about them, are set forth below:

NAME                                          AGE      PRINCIPAL OCCUPATION
----                                        --------   --------------------
Jeffrey M. Barnett(a)(b)..................     62      Founder and Director
(Canada)

Richard H. Bryant.........................     47      President & Chief
(Canada)                                               Executive Officer

David Matheson............................     51      Director & Executive
(Canada)                                               Vice President
                                                       Equatorial Energy Inc.

George Pitman.............................     59      Founder and Director
(Canada)

Colin Stacey..............................     61      Vice President & Chief
(Canada)                                               Operating Officer of the Company

David Wiederecht(a).......................     45      Vice President,
(United States)                                        Alternative Investment,
                                                       GE Investment Corporation

Richard M. Kelleher.......................     52      Principal, Pyramid
(United States)                                        Advisors, LLC

------------

(a) Audit Committee as of 2000 - 2001

(b) Compensation Committee as of 2000 - 2001

EXECUTIVE OFFICERS AND DIRECTORS

    Jeffrey M. Barnett co-founded the predecessor of the Company in 1977 with his twin brother, Peter J. Barnett, and their long-time business colleague, Mr. George W. Pitman. Jeffrey M. Barnett has served as a director since inception of the Company, served as Chairman of the Board until July, 1999 and Chief Executive Officer for the Company until March of 1998.

    Richard H. Bryant, was appointed President & Chief Executive Officer of the Company on October 22, 1999, having previously served as Chief Financial Officer since November, 1997. Prior to joining the Company, Mr. Bryant was Chief Financial Officer of the Keg Restaurants Limited, a subsidiary of Whitbread PLC, from August of 1993 to June of 1997. Prior thereto, he served as Financial Controller of the Whitbread Beer Company, a division of Whitbread PLC, from June of 1990 until August of 1993. Mr. Bryant has served as a director of the Company since March of 1998.

    David Matheson, Director, is a Chartered Accountant and holds a Bachelor of Commerce Degree from the University of British Columbia. Mr. Matheson has over 17 years of experience financing oil and gas projects world wide and supervising financial and accounting functions of public oil and gas companies. Since 1996, Mr. Matheson has been the Executive Vice President and a Director of Equatorial Energy Inc., an oil and gas company. Mr. Matheson has served as a director of the Company since 1999.

    George W. Pitman is one of the founders of the Company and served as a key executive and a director of the Company since prior to the initial public offering, and continues to work with the Company as a consultant with respect to design and development activities.

    David Wiederecht has been Vice President of Alternative Investments for GE Investments Corporation ("GEIC") since January 1994. Prior to his current assignment, he served GEIC in various senior financial management assignments in GEIC's real estate and finance organization since 1988. Prior to joining GEIC, Mr. Wiederecht worked at various assignments within General Electric Company. Mr. Wiederecht was first elected to the Board of Directors of the Company in January, 1996.

    Colin Stacey has been the Chief Operating Officer of the Company since June of 1997. Prior to joining the Company, Mr. Stacey was President and Chief Executive Officer of Keg Restaurants, a subsidiary of Whitbread PLC, from 1992 to June of 1997. Prior to this assignment, Mr. Stacey occupied senior management positions within Whitbread's restaurants and leisure businesses in the United Kingdom and Australia. He has served as a director since 1997.

    Richard M. Kelleher, is a principal of Pyramid Advisors LLC, a Boston, Massachusetts based hotel management company and advisory firm. Previously, Mr. Kelleher served as President and Chief Operating Officer of Promus Hotel Corporation from 1997 to 1999, and prior thereto as President and Chief Executive Officer of Doubletree Corporation and, separately, Doubletree Hotels Corporation in the period from 1993 to 1997. Mr. Kelleher was subsequently proposed by GEIPPP II and added as a director on written consent of the directors dated April 10, 2001.

    Daniel DeBou, Chartered Accountant, has been the Chief Accounting Officer of the Company since January 1, 1993. Prior to joining the Company, Mr. DeBou was employed from 1978 to 1992 in various financial capacities with Woodward Stores Limited, a publicly-owned company traded on the Toronto Stock Exchange and engaged in the operation of department and specialty stores.

RESIGNATIONS

    Mr. William McEwen resigned from the Board of Directors as of October 1,
2000.

    Mr. Anthony Mariani, one of two nominees of GEIPPP II, resigned from the Board of Directors in early April, 2001. GEIPPP II indicated its intention to replace Mr. Mariani with a substitute nominee. Mr. Richard M. Kelleher was subsequently proposed by GEIPPP II, and added as a director to fill the casual vacancy left by Mr. Mariani's resignation.

MEETINGS, ATTENDANCE, COMMITTEES

    The Board of Directors of the Company held 10 regular meetings in 2000. The Board maintains two Standing Committees: the Compensation Committee and the Audit Committee. With the exception of Mr. Matheson and Mr. Mariani, each director attended at least 75% of the aggregate of: (1) the total number of Board meetings held during the period he was a director; and (2) the number of meetings held by all Committees of the Board on which he served during such period.

    It is the function of the Compensation Committee to review the Company's remuneration policies and practices, administer certain of the Company's incentive compensation and Stock Option Plans, and establish the salaries of the executive officers of the Company. Messrs. Jeffrey Barnett, George Pitman and David Wiederecht have heretofore served as the Compensation Committee. It is the function of the Audit Committee to review the external audit programs of the Company and to make recommendations to the Board of Directors of the Company concerning its appointment of independent auditors, the conduct of the audit and related matters. Messrs. Jeffrey Barnett, David Matheson and Anthony Mariani have heretofore served as the Audit Committee. The Committees meet separately from, but usually on the same days as, regularly scheduled Board meetings. The Company does not maintain a Nominating Committee or one performing any similar function.

AUDIT COMMITTEE

    The Audit Committee shall have a minimum of three members, not less than two of whom shall be "Independent Directors", and not less than one of whom shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background including a current or past position as a senior officer of a substantial for-profit company responsible for oversight of an entity's financial transactions.

    Non-independent directors may serve on the Audit Committee only in circumstances where the Board of Directors unanimously determines that it is in the best interest of the Corporation and its Shareholders.

    Current officers and managers of the Company and their immediate families are not eligible to serve on the Audit Committee.

    The Audit Committee has the responsibility to oversee all of the Company's financial transactions and to interact directly with the independent outside auditors of the company, conferring with such auditors from time to time as reasonably required, at least once annually, in the absence of all current officers and managers of the Company.

    The Audit Committee shall make formal recommendations to management concerning financial controls and with respect to the retention of outside auditors of the Company.

    The Board recently adopted an Audit Committee Charter, a copy of which follows in its entirety:

CHARTER OF THE AUDIT COMMITTEE

    The Audit Committee shall be comprised of not less than three (3) directors selected by the Board of Directors of the Company. Each member of the Committee shall be an independent director, as defined by the applicable rules of the Securities & Exchange Commission and any Exchange upon which the Company's securities may be listed for trading, except for up to a maximum of one
(1) member of this Committee, and each of whom shall have sufficient financial experience and ability to enable such persons to discharge the responsibilities of the Audit Committee, and shall have accounting or related financial management expertise.

    The following shall constitute the charter of the Audit Committee:

    1. To review and discuss the audited financial statements of the Company with the Company's independent accountants;

    2. To review and discuss the audited financial statements of the Company with management;

    3. To discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
       380), as may be modified or supplemented;

    4. To receive the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and to discuss with the independent accountant the independent accountant's independence;

    5. To recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report;

    6. To review with the independent auditors the Company's independent system of audit and financial controls and results of internal audits and to review such matters with appropriate members of management;

    7. To review and discuss the Company's financial report, accounting standards and principles of the Company, and any significant changes in such standards or principles or in their application;

    8. To review any matters pertaining to the integrity of management, including conflicts of interest, adherence to standards of business conduct, and report to the full Board thereon; and

    9. To make recommendations to the full Board with respect to management intentions concerning the retention of, or change in, the Company's independent auditor or in the personnel of the independent auditing firm assigned to audit the Company's financial statements.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000, and discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committee," and received the written disclosures and letter from such independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Pannell Kerr Forster Worldwide that firm's independence from the Company and its management. The aggregate fees billed for professional services rendered by such firm for its audit of the Company's annual financial statements for the year ended December 31, 2000 and for its review of interim statements was CDN $81,000. The aggregate fees billed for all other services rendered by Pannell Kerr Forster Worldwide to the Company during the fiscal year 2000 was CDN $24,000, and such fees were primarily for audit of subsidiary and joint venture companies. The Audit Committee has determined that the provision of such services and the payment of such fees is compatible with the independence of Pannell Kerr Forster Worldwide as the Company's auditors.

    Based upon the matters referred to above, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to be filed with the U.S. Securities and Exchange Commission, and on such other forms and with such other agencies as required by the fact that the Company is a corporation organized and existing under the laws of British Columbia, Canada and subject to the jurisdiction thereof and regulations thereunder.

                                            David Wiederecht, Chairman
                                            Jeffrey Barnett
                                            David Matheson

COMPENSATION OF DIRECTORS

    Directors who are not employees or officers of the Company (herein the "Outside Directors") were separately compensated for their services as follows:
CDN $1,250 per quarter plus 3,000 Common Shares for each year of service. Certain Outside Directors have elected not to accept cash compensation and have redirected their Common Share compensation to their employer. No director is currently indebted to the Company.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") is currently composed of three directors, Messrs. David Wiederecht, Chairman, Jeffrey Barnett and George Pitman. All are non-employee directors. See "INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS". During 2000, and to date in 2001, the Committee has not altered or otherwise modified the compensation practices and general rates which prevailed for the principal executives of the Company at the time of its 1993 initial public offering. The Committee reviewed and approved a compensation package for Mr. Bryant, the President and Chief Executive Officer of the Company.

                                            The Compensation Committee

                                            By: David Wiederecht, Chairman
                                                Jeffrey Barnett
                                                George Pitman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    David Wiederecht, an Outside Director, served as Chairman of the Compensation Committee during the year 2000 - 2001. Four of the six previously elected directors, and five of the seven nominees for election, are not full time employees of the Company. The Company intends to continue a policy of having directors unaffiliated with management to constitute a majority of the full Board, and at least one half of the members of the Compensation Committee and the Audit Committee. Filling vacancies on the Board may require finding Canadian residents willing to so serve, since the Board of any corporation organized under the laws of British Columbia must consist of a majority of Canadian residents. There are no interlocks among the members of the Compensation Committee.

SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of the compensation of the Chief Executive Officer of the Company and the other most highly paid executive officers of the Company serving as such ("Named Executive Officers") as of the end of the last fiscal year for their services rendered during fiscal years 2000, 1999 and 1998. No other employee of the Company was paid in excess of $100,000 during such fiscal years. All figures are in Canadian dollars. The relative value of the Canadian dollar compared to the U.S. dollar fluctuates from time to time. During 2000, the average value was each CDN $1.00 equals U.S. $0.67.

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM
                                                 ANNUAL COMPENSATION    COMPENSATION
                                                ---------------------   ------------
                                                                           AWARDS
                                                                        ------------
                                                                         SECURITIES
                                                                           UNDER
                                                                          OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY      BONUS      GRANTED(2)    COMPENSATION(1)
------------------------------------------------------------------------------------------------------
Rick Bryant,                           2000     $180,000     $28,000     150,000(4)         $  798
President and                          1999     $155,355       --         50,000(4)         $  864
Chief Executive Officer                1998     $132,125                                      --
------------------------------------------------------------------------------------------------------
David Evans,                           2000     $144,000     $10,500
Vice President,                        1999     $       (2)
Franchise Development
----------------------------------------------------------------------------------------------------
Paul Tilbury,                          2000     $111,173(3)  $16,500        --              $2,047
Vice President, Canadian Rainforest    1999     $ 99,359     $16,200        --              $4,958
                                       1998     $ 86,359       --           --              $4,094
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Other compensation consists of retiring allowances and benefits, director's fees and an automobile allowance.

(2) Mr. Evans began his employment with the Company in September of 1999

(3) Mr. Tilbury resigned from the Company, effective November, 2000.

(4) Adjusted to reflect the 1 for 2 reverse split, which was effective March 23, 2000.

    The Company currently does not maintain, and none of the Named Executive Officers are eligible for, pension plans, deferred compensation, long-term incentive plan payouts, restricted stock awards, or other similar compensatory arrangements.

OTHER COMPENSATION INFORMATION

    The aggregate compensation paid or payable directly to the Company's directors and executive officers as a group (including the Named Executive Officers) by the Company for the year ended December 31, 2000 was CDN $749,038. These amounts include salaries, fees, commissions and bonuses, but exclude the value of options granted in partial compensation for salary or bonus. The directors and executive officers as a group earned taxable benefits in 2000 aggregating less than $6,000 comprising solely standard medical benefits and, in one case, an automobile allowance.

EMPLOYEE STOCK OPTION AND STOCK COMPENSATION PLANS

    The Board of Directors of the Company has adopted two stock plans, and the Shareholders have ratified such plans. These plans are the 1993 Stock Option Plan (the "1993 Plan") and the 1997 Stock Compensation Plan (the "1997 Plan"). Under the 1993 Plan, Options may be granted to key salaried management and administration employees. Messrs. Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman are not eligible for grants pursuant to the 1993 Plan. 50,000 Common shares of the Company were initially set aside for grants pursuant to the 1993 plan, while 200,000 Common Shares of the Company were set aside pursuant to the 1997 Plan, the number of Common Shares in each case being adjusted to reflect the 1 for 2 reverse split which became effective on March 23, 2000. Options granted pursuant to both Plans vest 1/3 after 18 months; 1/3 after 30 months; and the remaining 1/3 after 42 months. All options expire on the fifth annual anniversary of the date of grant. No Stock Options were granted or exercised under either Plan during the most recent fiscal year. Both the 1993 Plan and the 1997 Plan are intended to permit the Company to retain and attract qualified individuals who contribute to the overall success of the Company and the achievement of performance measures. Both Plans are administered by the Compensation Committee of the Board of Directors, whose members determine to whom Options will be granted and the terms of the Options. The Committee is entitled to accelerate the vesting of Options upon such circumstances as it deems appropriate. Actual vesting can be accelerated or delayed based on performance measures established by the Compensation Committee.

NON-PLAN OPTIONS

    During 2000, 150,000 Non-Plan Options were approved for grant to Richard H. Bryant at an exercise price of U.S. $2.00 per Share. However, the Non-Plan Options were not issued to him. A substitute Option and Bonus Plan (see Proposal Four, which will permit grants to Mr. Bryant and other members of management) is currently under consideration for presentation at the 2001 Annual Meeting of Shareholders.

TOTAL OPTIONS/WEIGHTED AVERAGE EXERCISE PRICE

    There were an aggregate of 297,125 Options outstanding at December 31, 2000, exercisable at various prices at a weighted average exercise price of U.S. $7.48 per Share. The number of Options has been adjusted to reflect the 1 for 2 reverse split which was effective March 23, 2000.

INDEMNIFICATION OF DIRECTORS OR OFFICERS

    There was no indemnification payable during the 2000 financial year to directors or officers of the Company.

PERFORMANCE TABLE

    The following table compares the total cumulative Shareholder return for $100.00 invested in Common Shares on March 31, 1994 with the total returns of the S&P Restaurant Index and the NASDAQ Composite Index:

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                 ELEPHANT & CASTLE GROUP INC.
-----------------------------------------------------------------------------------------------
                                      5 YEAR PERFORMANCE
-----------------------------------------------------------------------------------------------
                             ELEPHANT &                S&P 500                   NASDAQ
MONTH                          CASTLE                 RESTAURANT               COMPOSITE
-----------------------------------------------------------------------------------------------
Dec-95                        $100.00                  $100.00                  $100.00
-----------------------------------------------------------------------------------------------
Mar-96                        $126.67                  $103.43                  $104.70
-----------------------------------------------------------------------------------------------
Jun-96                        $131.11                  $102.31                  $113.20
-----------------------------------------------------------------------------------------------
Sep-96                        $104.44                  $105.40                  $117.30
-----------------------------------------------------------------------------------------------
Dec-96                        $135.56                  $ 98.80                  $123.00
-----------------------------------------------------------------------------------------------
Mar-97                        $165.33                  $102.52                  $116.40
-----------------------------------------------------------------------------------------------
Jun-97                        $171.11                  $107.21                  $137.70
-----------------------------------------------------------------------------------------------
Sep-97                        $183.33                  $105.40                  $160.90
-----------------------------------------------------------------------------------------------
Dec-97                        $124.44                  $106.09                  $150.70
-----------------------------------------------------------------------------------------------
Mar-98                        $102.00                  $126.84                  $176.40
-----------------------------------------------------------------------------------------------
Jun-98                        $ 91.11                  $145.23                  $181.30
-----------------------------------------------------------------------------------------------
Sep-98                        $ 71.11                  $131.70                  $163.40
-----------------------------------------------------------------------------------------------
Dec-98                        $ 30.00                  $186.25                  $212.10
-----------------------------------------------------------------------------------------------
Mar-99                        $ 40.00                  $201.73                  $238.30
-----------------------------------------------------------------------------------------------
Jun-99                        $ 27.28                  $182.08                  $260.80
-----------------------------------------------------------------------------------------------
Sep-99                        $ 13.33                  $181.56                  $267.10
-----------------------------------------------------------------------------------------------
Dec-99                        $ 44.35                  $169.13                  $394.80
-----------------------------------------------------------------------------------------------
Mar-00                        $ 16.06                  $156.27                  $441.20
-----------------------------------------------------------------------------------------------
Jun-00                        $ 11.11                  $140.07                  $382.30
-----------------------------------------------------------------------------------------------
Sep-00                        $  5.28                  $134.91                  $354.50
-----------------------------------------------------------------------------------------------
Dec-00                        $  0.62                  $152.64                  $237.40
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

    Other than as set forth below, no director, executive officer, proposed nominee for election as a director, nor any of their respective associates or affiliates is or has been at any time since the beginning of the last completed financial year indebted to the Company.

           TABLE OF INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS UNDER SECURITIES PURCHASE PROGRAMS AND OTHERWISE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                         AMOUNT     FINANCIALLY
                                          LARGEST      OUTSTANDING   ASSISTED
                      INVOLVEMENT OF       AMOUNT        AS AT      SECURITIES
NAME AND PRINCIPAL      ISSUER OR       OUTSTANDING    APRIL 25,     PURCHASES    SECURITY FOR
POSITION                SUBSIDIARY          ($)           2001      DURING 2000   INDEBTEDNESS
-------------------------------------------------------------------------------------------------
Mr. Jeffrey Barnett  Former Chairman      $350,000        -0 -        None      Not Applicable
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Other than as set forth herein, no director or officer of the Company, person who was a director or officer of the Company at any time since the beginning of its last completed financial year, Shareholder who holds more than 10% of the voting rights attached to the Shares of the Company or any associate, or affiliate of any of the foregoing has any material interest in any matter to be acted upon at the Meeting.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

    Other than as disclosed below, no insider, proposed nominee for election as a director, or any associate or affiliate of the foregoing, had any material interest, direct or indirect, in any transaction or proposed transaction since the beginning of the last completed financial year which has materially affected or would materially affect the Company.

    Other than as disclosed below, the Company is not aware of any material transaction, involving any director or executive officer or proposed nominee for election as a director or any Shareholder who holds more than 10% of the voting rights attached to the Common Shares of the Company or any associate or affiliate of any of the foregoing, which has been entered into since the commencement of the Company's last completed financial year or in any proposed transaction which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries.

SECURITY INTEREST IN FAVOUR OF GEIPPP II

    The Company has provided a security interest over substantially all the assets of the Company and each of its subsidiaries to secure the repayment of the U.S. $9,000,000 of Convertible Unsecured Debentures (the "Debentures") issued by the Company to GEIPPP II in November, 1995. In consideration for the security interest in the assets of the Company and its subsidiaries, GEIPPP II waived all existing defaults, all interest payments for a period of six months and amended certain financial covenants to make them less onerous.

    The grant of a security interest was approved by the Board of Directors of the Company on July 16, 1999 and re-affirmed by the Board, following a review of the Company's financial position on September 13, 1999. Messrs. Wiederecht and Mariani, both of whom are nominees of GEIPPP II, did not participate in either the discussion or the vote at the two meetings when this security interest was approved by the Board.

    The proposal for an exchange of securities with GEIPPP II will not eliminate the security interest in favor of GEIPPP II, although providing for the eventual elimination, by repayment and certain conversions, of the indebtedness by September 1, 2005.

                                  PROPOSAL TWO
                             PROPOSAL FOR EXCHANGE
                          OF SECURITIES WITH GEIPPP II

           RESOLVED, that the Shareholders of the Company authorize and approve (i) the issue of 2,600,000 additional Common Shares to GEIPPP II in connection with an exchange of debt securities with GEIPPP II, and certain interest payment waivers and reductions (ii) reserve 3,797,859 additional Common Shares for future issuance to GEIPPP II in exchange for U.S. $5,000,000 in principal amount of such new debt securities, and (iii) reserve up to 1,000,000 additional Common Shares for future issuance to GEIPPP II in exchange for balance U.S. $5,000,000 of such new debt securities.

INTRODUCTION TO THE RESOLUTION

    The Company initially filed a registration statement and completed a public offering of its Common Shares on June 30, 1993. Then, as now, it was an operator of full service casual dining restaurants and pubs. In 1995, the Company completed a major financing with GEIPPP II. In that transaction, GEIPPP II invested U.S. $1,000,000 (CDN $1,370,000) in Common Shares at U.S. $9.00 per Share, and acquired U.S. $9,000,000 (CDN $13,500,000) in subordinated convertible debentures. Subsequently, the Company failed to achieve certain plans for the expansion of its businesses. Most recently, its joint venture with Rainforest Cafe, Inc., now a wholly owned subsidiary of Landry's Seafood Restaurants Inc., through a joint venture entity, Canadian Rainforest Restaurants, Inc., was unsuccessful and required to be restructured, and the Company built, and was economically forced to close, a "twin restaurant" in Franklin Mills, Pennsylvania. The closure of the Franklin Mills location and the restructuring of Canadian Rainforest Restaurants, Inc. resulted in significant losses being incurred by the Company during 2000. In the interim, in February, 1999, GEIPPP II had purchased an additional U.S. $1,000,000 Convertible Note due 2003 from the Company, and in October 1999, the Company had granted to GEIPPP II a security interest over substantially all of its assets in exchange for a waiver of certain interest payments, waiver of existing defaults and a relaxation of certain covenants.

    The Company's Common Shares were delisted from NASDAQ (November, 2000) and from the Pacific Exchange (April, 2001), and are currently traded only on the NASD Bulletin Board ("PUBSF"). The Common Shares have been trading consistently below U.S. $.50 per Shares since November, 2000.

    Management is of the opinion that, with the Franklin Mills closure and Canadian Rainforest Restaurants restructuring behind it, the "core business" of the Company is viable and capable of providing a base for revenue growth, both within the existing units and through additional owned units and franchises. As currently structured, the Company owns and operates Elephant & Castle Restaurants and Pubs in Canada (13 units) and the United States (6 units), and one Alamo Grill red meat steakhouse restaurant at the Mall of America. In addition, there are three Elephant & Castle franchises, and eight signed agreements relating to Elephant & Castle and Alamo Grill franchises, principally at hotel locations.

    The Company's prior record of developmental failures, and declination of the value of its Shares, together with the existing first Security Agreement obligations it already has with GEIPPP II, make obtaining significant equity or debt capital from third parties, in the opinion of management, impracticable and highly unlikely.

    To assure the Company of opportunities to maintain and grow capital, the Company has entered into a Letter of Intent with GEIPPP II with respect to an exchange of securities with GEIPPP II, seeking to induce GEIPPP II to mandatorily convert, over time, a significant portion (up to U.S. $5,000,000) of its debt claims on the Company into equity in the form of additional Common Shares of prices increasing from U.S. $1.00 per Share to U.S. $1.75 per Share in the period from 2002 to 2005. GEIPPP II would also have the right to make such conversions, and the right to convert the balance $5,000,000, into Common Shares at U.S. $5.00 per Share. The full Letter of Intent is annexed to this Proxy Material as Appendix "A" hereto.

THE OFFER OF EXCHANGE

    Subject to certain conditions, including the approval of the Shareholders, the Company would issue and deliver 2,600,000 Common Shares to GEIPPP II in connection with a swap by GEIPPP II of its U.S. $9,000,000 of Secured Convertible Debentures and U.S. $1,000,000 of Convertible Debentures due 2003 (the "Exchanged Debentures") for U.S. $5,000,000 of Senior Secured 6% Notes due September 1, 2005, and repayable in quarterly installments (commencing
November 1, 2001 (the "Senior Notes")) plus U.S. $5,000,000 of Junior Secured 6% Notes due September 1, 2005, but mandatorily convertible in certain instances, for up to 3,797,859 additional Common Shares (the "Junior Notes"). In connection with the swap, GEIPPP II has agreed to forego certain interest payments and lessen other interest payments, due or to become due, under the Exchanged Debentures.

    If all of the Junior Notes are converted, GEIPPP II will be acquiring an aggregate of 6,397,859 Common Shares for which it will be foregoing
(i) U.S. $5,000,000 of principal payments; (ii) approximately U.S. $520,000 of interest due through June 30, 2001; and (iii) 2% per annum of continuing interest on U.S. $10,000,000 of declining principal (estimated interest savings to the Company U.S. $660,000). As so calculated, GEIPPP II will be, effectively, paying approximately ninety cents ($.90) per Share in fresh consideration for the aggregate number of Common Shares it will be receiving. Although GEIPPP II would also have the right to convert the Senior Notes into Common Shares at U.S. $5.00 per Share, such additional conversion right has not been considered in calculating the approximate price per Share. All of the foregoing is qualified in its entirety by the more detailed Letter of Intent with respect to exchange of securities annexed hereto as Appendix "A" to this Proxy Statement.

MANAGEMENT RECOMMENDATIONS

    Management recommends a vote FOR the proposed exchange. Management believes that the exchange of securities with GEIPPP II will permit the Company the flexibility which the Company requires in order to grow its business, and that, without such an exchange, the Company would have to devote all of its earnings, if any, and cash flow to service the principal and interest payments due under the existing Secured Convertible Debentures of GEIPPP II, greatly increasing the risk(s) of default under, and in connection with, such Debentures, and threatening the equity holders with risks of bankruptcy of the Company, and forfeiture of their interests in the Company. The exchange does not eliminate such risks. However, if the Company can meet its targeted estimates of Earnings Before Interest, Taxes, Depreciation and Amortization ("Earnings Targets"), the mandatory conversion of the Junior Notes by GEIPPP II will significantly improve the Company's Shareholders Equity, which was a NEGATIVE (CDN $2,963,000) as of December 31, 2000. If the Company fails to meet its Earnings Targets, the Junior Notes remain convertible (however, at the option of GEIPPP II), the interest rate remains lessened (6% per annum; half of which, at the option of the Company, is payable in Common Shares) and the payment of principal on the Junior Notes are deferred to September 1, 2005, thereby, in such instances, significantly decreasing the cash requirements of the Company as compared to such requirements under the Exchanged Debentures.

    The affirmative vote of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for approval of the resolution. GEIPPP II has advised the Company that it intends to vote for Proposal Two, and the remaining proposals of Management.

                                 PROPOSAL THREE

                   WARRANT ISSUANCE TO EXISTING SHAREHOLDERS

           RESOLVED, that the Shareholders authorize the issuance to all Shareholders pro rata of a five (5) year Warrant to purchase one additional Common Share at U.S. $1.00 per Share for each Common Share held as of May 22, 2001.

    In connection with the proposed Exchange transaction with GEIPPP II, the Company recommends the issuance of a Warrant to all Shareholders of record on May 22, 2001 to purchase one additional Common Share expiring June 30, 2006 at U.S. $1.00 per Share. The Warrant is intended to provide all Shareholders with an opportunity to increase their ownership in the Company. Such Shareholders, if they choose to exercise their Warrants, will be acquiring additional equity on the same price basis (per Share) as GEIPPP II will be paying through the Exchange transaction, assuming that all of the Junior Notes are converted, but not on the same aggregate share level as GEIPPP II.

    The issuance of the Warrant will be subject to all applicable regulatory requirements, which may include the filing of a preliminary prospectus and a (final) prospectus qualifying the distribution of the Warrant and the Common Shares issuable on the exercise of the Warrant and the issuance of receipts therefor.

    There are currently 2,594,604 Shares outstanding. GEIPPP II owns 649,860 (25.05%) of such Shares. If GEIPPP II acquires the initial 2,600,000 Common Shares upon authorization of the Exchange, it will own 62.56% of the Company's Common Shares. If GEIPPP II then acquires the 3,797,859 Common Shares issuable upon conversion of the Junior Notes, it will own 78.37% of the Company's Common Shares. The Warrants, if approved, permit "other" Shareholders to acquire 1,944,744 Shares, which, if exercised, would increase the participation of all Shareholders, other than GEIPPP II, to 3,889,488 (35.56%), based upon the foregoing circumstances, and assuming that GEIPPP II does not exercise its Warrants (36.57%, if GEIPPP II also exercise its Warrants).

    The Warrants will initially be restricted against transfer otherwise than in accordance with the Securities Act of 1933, as amended (the "Act"). However, the Company intends to promptly file a registration statement under the Act relating to the Warrants to permit subsequent transfers thereof, and to seek to have such Warrants separately listed as an NASD Bulletin Board security affording Shareholders who receive the Warrants an opportunity to sell them, and other Shareholders or interested parties an opportunity to acquire such Warrants as an additional means of investing in the Company's securities.

    Management recommends a vote "FOR" Proposal Three on the basis that it ameliorates the dilution which existing Shareholders are otherwise incurring by reason of the exchange transactions with GEIPPP II, if approved, and provides such other Shareholders with an additional means of equity participation in the Company.

    There is no assurance that the Warrant will prove to be a valuable security, or that a trading market will ever develop in the Warrants, if and when the Warrants are registered. The Company will not receive any proceeds of the Warrants, unless and until they are exercised, as to which there is no assurance, and the Company will incur expenses in printing, distributing and seeking to cause to have the Warrants registered under the Act.

    The full text of the Warrant will be substantially as attached to the Proxy Statement as Appendix "B" hereto.

                                 PROPOSAL FOUR

                     MANAGEMENT STOCK OPTION AND BONUS PLAN

           RESOLVED, that the Shareholders of the Company authorize and approve the Stock Option and Bonus Plan in the form presented to this meeting, and reserve an aggregate of 950,000 Common Shares for issuance pursuant to the Plan.

    The Board of Directors of the Company has approved, subject to Shareholder authorization, a Stock Option and Bonus Plan to assist the Company in attracting, maintaining and retaining key employees, including existing directors, officers, advisors, and others engaged in providing on-going services to the Company, and to provide a strong incentive for such persons to remain with the Company and contribute to the Company's business plans and prospects.

    The Board chose to adopt this Plan after taking into account the proposed exchange of securities with GEIPPP II, and the Warrant issuance to Shareholders. The Options and Awards permitted under the Plan cannot be granted at an exercise price, or value, as the case may be, of less than the greater of fair market value at the date of grant or U.S. $1.00 per Share. If all of the Options are granted and exercised, and all of the Award Shares are awarded and vested with the grantees, such Shares are not expected to amount to more than 7.5% to 10% of the shares outstanding after the other issuances, provided for in this Proxy Statement.

    The issuance of the Warrants will be subject to all applicable regulatory requirements, including the filing of a Preliminary Prospectus, and a final Prospectus qualifying the distribution of the Warrants and the Common Shares issuable on the exercise of the Warrant, and the issuance of receipts therefor.

    The following summary is a brief description of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix "C" hereto.

                              SUMMARY OF THE PLAN

    TYPE OF AWARDS. The Plan provides for the grant of Stock Options ("Options") and Restricted Stock Awards ("Awards").

    ADMINISTRATION. The Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the terms of the Plan, the Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the participants to whom Options and Awards may be granted, the amount of Options and Awards that will be granted and the terms and conditions applicable to such grants.

    PARTICIPANTS. All employees of the Company and its subsidiaries, including officers, directors and certain advisors, who render services to the Company, are eligible to participate in the Plan.

    NUMBER OF SHARES OF COMMON STOCK AVAILABLE. The Company has reserved 950,000 Shares of Common Stock for issuance under the Plan. Of that amount, no more than 750,000 Shares may be used for grants of Options, and no more than 200,000 Shares may be used for grants of Awards. Shares used for the Options and Awards under the Plan may be either authorized but unissued Shares, or reacquired Shares held by the Company in its treasury. Any Shares subject to a Stock Option which expires or is terminated unexercised or an unvested or canceled Restricted Stock Award will again be available for issuance under the Plan.

    TERM OF STOCK OPTION GRANTS. The exercise price of each Option granted is required to be the greater of U.S. $1.00 per Share or the fair market value of the Common Shares on the date granted. The Plan does not permit the repricing of Stock Options without Shareholder approval.

    Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Compensation Committee determines or as may be specified in the Plan in accordance with its vesting provisions. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Plan. However, no option may be exercised after the fifth (5th) anniversary after grant. Unless otherwise provided, all Options vest one-third after one year, two-thirds after two years, and in full after three years. The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an Option becomes exercisable.

    TERMS OF RESTRICTED STOCK AWARDS. Subject to the terms of the Plan, the Compensation Committee has the authority to determine the amounts of Restricted Stock Awards to be granted to any individual, the dates on which Awards granted will vest and any other conditions which must be satisfied before vesting.

    Unless the Compensation Committee determines otherwise, upon their termination of service of a holder of Restricted Stock Award for any reason other than death, disability or retirement, all the holder's rights in an unvested Restricted Stock Award will be cancelled. If the holder of an Award dies or becomes disabled, all unvested Restricted Stock Awards held by such individual will be cancelled. However, the Compensation Committee may permit unvested Restricted Stock Awards to continue to vest, provided the holder of the Restricted Stock Award remains employed by the Company including as an advisor thereto or continues to serve the Company or the Bank as a director, advisory director or director emeritus.

    EFFECT OF A CHANGE IN CONTROL. In the event of a change in control (as defined in the Plan) of the Company, each outstanding Option will become fully vested and immediately exercisable. Additionally, in the event of a change in control, all vested Awards immediately vest, unless otherwise prohibited by law or regulation.

    TERM OF THE PLAN. The Plan will be effective upon Shareholder approval. The Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

    AMENDMENT OF THE PLAN. The Plan allows the Board to amend the Plan in certain respects without Shareholder approval, unless such approval is required to comply with a tax law or regulatory requirement.

    CERTAIN INCOME TAX CONSEQUENCES. The following brief discussion summarizes the principal income tax consequences of a grant of Options and Awards to a participant under the Plan. It is based on income tax laws currently in effect, assumes the Company is not and will not become a Canadian-controlled private corporation and that any Shares acquired by a participant pursuant to the Plan will constitute capital property to the participant. This discussion is general only and does not purport to be a complete description of such income tax consequences and is not a substitute for independent advice from a participant's own tax advisors. Participants are urged to consult with their own tax advisors respecting the particular tax consequences to them of a grant of Options or Awards under the Plan.

    STOCK OPTIONS. UNITED STATES. In case of a U.S. taxpayer, there are generally no federal income tax consequences either to the Optionee or to the Company upon the grant of an Option. The Plan has been structured to permit incentive Stock Options within the meaning of IRC Section422A ("ISO"). On the exercise of an ISO during employment or within three months thereafter, the Optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the Shares on the date of exercise over the Option price is includable in the Optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the Optionee. Generally, if the Optionee disposes of Shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the Optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the Shares on the date of exercise over the Option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the Optionee. If the Shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the Optionee will be treated as a capital gain or loss.

    If the Option does not meet the requirements of IRC Section422, it is generally considered a non-qualified Stock Option. On exercise of non-qualified Stock Option, the excess of the date-of-exercise fair market value of the Shares acquired over the Option price will generally be taxable to the Optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of Shares acquired upon the exercise of a non-qualified Option will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Company.

    CANADA. A Canadian resident Optionee will not recognize income at the time of acquiring an Option.

    Upon exercise of an Option, a Canadian resident Optionee will recognize income equal to the amount by which the fair market value of the Shares acquired (determined as at the time of their acquisition) exceeds the Option exercise price for the Shares pursuant to the Option. An Optionee who deals at arm's length with the Company will be entitled to deduct, in computing taxable income for the year in which the Option is exercised, one-half of the amount required to be included in income subject to tax.

    Where possible the Company will be required to withhold tax in respect of the income taxable to the optionee on exercise of the Option. The Company will not be entitled to any deductions for Canadian tax purposes at any time in respect of the grant or exercise of an Option by an Optionee.

    Upon a disposition of Shares acquired by a Canadian resident Optionee to a purchaser other than the Company, the Optionee will recognize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base to the Optionee of the Shares so disposed of. The adjusted cost base of such Shares will equal the cost to the Optionee of the Shares (such cost being the value of the Shares determined as at the time of their acquisition) averaged with the cost of all such Shares of the same class already owned by the Optionee. One-half of any capital gains realized by an Optionee will be required to be included in income for Canadian tax purposes.

    RESTRICTED STOCK AWARDS. UNITED STATES. A U.S. participant who has been awarded Restricted Stock under the Plan and does not make an election under
Section 83(b) of the Code will not recognize taxable income at the time of the Award. At the time any transfer or forfeiture restrictions applicable to an Award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividend paid to the recipient on the Restricted Stock at or prior to such time will be ordinary compensation income to the recipient and deductible as such by the Company.

    A recipient of an Award who makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the Award and the Company will be entitled to a corresponding deduction equal to the fair market value of the Stock at such time. Any dividends subsequently paid to the recipient on the Restricted Stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse.

    CANADA. A Canadian resident participant who has been awarded Restricted Stock under the Plan will recognize income for Canadian tax purposes equal to the fair market value of the Shares on the date the Shares are received. The Company will not be entitled to any deduction for Canadian, tax purposes at any time in respect of the Award.

    IMMEDIATE PLAN BENEFITS. The Company anticipates that grants of Stock Options and Restricted Stock Awards will be made to employees, directors, officers and others on or immediately after the effective date of the Plan at levels consistent with the revised capitalization of the Company, after taking into account the exchange of securities with GEIPPP II and the Warrant to Shareholders proposed hereunder. However, the Board had not made specific determinations regarding the size of any individual Option grants or Share Awards.

    The Board of Directors recommends a vote "FOR" approval of the Plan.

                                 PROPOSAL FIVE

                            AMENDMENT TO MEMORANDUM
               TO INCREASE THE AMOUNT OF AUTHORIZED COMMON SHARES

    The Board of Directors has unanimously approved, subject to the approval of the Shareholders, by way of Special Resolution, and amendment to the Company's Memorandum to increase the number of authorized Common Shares from 10,000,000 Common Shares, no par value, to 20,000,000 Common Shares, no par value. The Board recommends that the Shareholders approve the amendment by voting for the proposal (Proposal No. 5).

    If adopted, the Proposal would amend the Memorandum of the Company to increase the authorized capital of the company. The Company currently has 10,000,000 Common Shares authorized. The amount is insufficient for the maximum number of Common Shares required transactions proposed under the swap of securities with GEIPPP II, Warrant issuance, and the Option and Bonus Plan. Under the proposed amendment, the number of Common Shares authorized would be increased to 20,000,000. For the reasons herein stated, the Board believes adoption of this Proposal is in the best interests of all of the Shareholders and recommends that Shareholders vote in favor of its adoption.

    The newly authorized Common Shares will have the same voting rights, dividend rights or rate, redemption rights or privileges, rights on liquidation or dissolution, as the current issued and outstanding Common Shares.

    The Board concluded that the additional Common Shares are necessary for the transactions disclosed and other possible future transactions, and to permit management flexibility in arranging any such future transactions. There are no mergers, acquisitions or similar transactions currently under consideration by the Company.

    The issuance of additional Common Shares could have the effect of diluting the earnings per Share and book value per Share of the existing Common Shares, and such additional securities will have the effect of diluting, whether or not dilutive of financial results, the absolute percentage ownership of existing Holders.

    The Board of Directors is not aware of any effort to change control of the Company, and the Board has no present intention of authorizing the issuance of Common Shares or Preferred Shares to any Holder other than on economic and financial terms deemed to be in the Company's best interests.

    The affirmative vote of 75% of the Common Shares present and voting at the meeting is necessary for the amendment of the Company's Memorandum.

                                  PROPOSAL SIX

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

    The Board of Directors of the Company has selected Pannell Kerr Forster Worldwide to serve as the independent accountants of the Company for the fiscal year 2001, subject to ratification by the Shareholders.

    Pannell Kerr Forster Worldwide has advised the Company that it has no direct or indirect financial interest in the Company or its subsidiaries nor any other connection therewith except in the capacity of independent public accountants.

    A representative of Pannell Kerr Forster Worldwide is expected to be present at the Annual Meeting of the Shareholders. Such representative will have the right to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    The proposal for ratification of the selection of Pannell Kerr Forster Worldwide requires the approval of a majority of the Common Shares present and voting at the meeting. If the proposal should not be approved, the Board of Directors would have to select an alternate firm of auditors.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the Shares they represent as the Board of Directors may recommend.

                      AVAILABILITY OF REPORT ON FORM 10-K

    The Company's Annual Report is being provided to Shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement by reference. Any Shareholders of record and each beneficial owner of the Company's securities not in receipt of Form 10-K may obtain a copy thereof without charge upon written request addressed to Rick Bryant, President and Chief Executive Officer, c/o: Elephant & Castle Group Inc., 12th Floor, 1190 Hornby Street, Vancouver, British Columbia, Canada V6Z 2K5.

                             SHAREHOLDER PROPOSALS

    There is no provision in the COMPANY ACT of British Columbia entitling the Shareholders of the Company incorporated thereunder to initiate proposals for an annual general meeting. The Company is incorporated pursuant to the COMPANY ACT of British Columbia.

                                    APPROVAL

    The Board of Directors of the Company has approved the contents of this Management Proxy Circular and Statement, and are further approved the mailing of it to the Shareholders of the Company.

    DATED at Vancouver, British Columbia, as of the 22nd day of May, 2001.

                                            ELEPHANT & CASTLE GROUP INC.

                                            BY THE ORDER OF THE BOARD OF
                                            DIRECTORS

                                            RICHARD H. BRYANT
                                            President and Chief Executive
                                            Officer

                                 PROXY MATERIAL
                                   APPENDIX A

                                LETTER OF INTENT
                     WITH RESPECT TO EXCHANGE OF SECURITIES

                          ELEPHANT & CASTLE GROUP INC.
                               1190 HORNBY STREET
                                   12TH FLOOR
                            VANCOUVER, B.C. V6Z 2K5
                                     CANADA

                                                                    May 22, 2001

GE Investment Private Placement
Partners II, a Limited Partnership
c/o: GE Investment Management Incorporated
General Electric Investment Corporation
3003 Summer Street
Stamford, Connecticut 06904

Gentlemen:

    The undersigned, ELEPHANT & CASTLE GROUP INC., a corporation incorporated in the Province of British Columbia, Canada (the "Company")and GE Investment Private Placement Partners II, a Limited Partnership (herein "You" or
"GEIPPP II") hereby acknowledge that it is our mutual intent to effectuate an exchange of securities of the Company on the basis, and in the manner set forth hereinafter.

    BASIS OF EXCHANGE. The Company acknowledges that it is indebted to GEIPPP II to the extent of Ten Million Dollars (U.S. $10,000,000) (all dollar amounts set forth herein are expressed in U.S. Dollars) plus certain interest accrued thereon; that GEIPPP II holds a first lien security interest on substantially all of the assets of the Company securing the payment of Nine Million Dollars ($9,000,000) of such indebtedness; and that payment of the Companys indebtedness to GEIPPP II in full, in accordance with the terms of such indebtedness, would not, in the opinion of management, enable the Company to maximize the business interests and opportunities of its shareholders, and that GEIPPP II is one of the Company's significant shareholders. All amounts set forth herein are expressed in U.S. dollars.

1. Offer of Exchange. On the Closing Date, as defined herein, and subject to the conditions set forth herein, the Company shall authorize issuance and delivery to You of 2,600,000 Common Shares of the Company, representing a majority of the Common Shares of the Company, which shall be outstanding subsequent to such issuance, plus

    Five million Dollars ($5,000,000) of Restated and Amended Senior Secured 6% Convertible Notes of the Company due September 1, 2005, payable in quarterly installments commencing November 1, 2001, PLUS

    Five Million Dollars ($5,000,000) of Restated and Amended Junior Secured 6% Convertible Notes of the Company due September 1, 2005,

all in exchange by way of amendment and restatement thereof, as set forth below, for Nine Million Dollars ($9,000,000) of the Company's Convertible Subordinated Debentures (the "1995 Debentures") issued pursuant to the Note, Stock Purchase and Warrant Agreement dated November 30, 1995, as amended (the "1995 Agreement"), and One Million Dollars ($1,000,000) of the Company's Convertible Subordinated Debentures due December 31, 2003 (the "2003 Debentures"), and the waiver of interest on all of such Debentures through June 30, 2001. The Senior Notes and Junior Notes shall be governed by the 1995 Agreement as Restated and Amended. The foregoing exchange shall be consummated by way of amending and restating the original notes, and the parties intend that the obligations underlying the original notes shall continue, as amended and restated, and such exchange shall not constitute a novation.

2. CONDITION PRECEDENT. The Company's offer of exchange, and the obligations of the Company and You thereunder, are subject to the prior approval of the proposed exchange by the Shareholders of the Company at an Annual General meeting thereof scheduled to be held on June 29, 2001; the completion of definite agreements documenting the exchange of securities; and the satisfaction of any and all conditions precedent to the consummation of such exchange as may be set forth in such definitive agreements.

3. SHARES OF COMMON STOCK. The Definitive Agreement shall provide for the immediate issuance and delivery to You of Two Million Six Hundred Thousand (2,600,000) Common Shares, as a condition of the exchange of Notes and securities provided for herein, and for the waiver by GEIPPP II of certain past due interest owed and additional interest accruing to GEIPPP II through June 30, 2001.

4. THE NOTES. The Definitive Agreement shall provide for the immediate issuance and delivery to You, and acceptance by GEIPPP II from the Company, of:

    (a) SENIOR NOTES. $5,000,000 of the Restated and Amended Senior Secured Convertible 6% Notes (the "Senior Notes"); and

    (b) JUNIOR NOTES. $5,000,000 of the Restated and Amended Junior Secured Convertible 6% Notes (the "Junior Notes"), in exchange for the securities to be surrendered by GEIPPP II.

    (c) Both the Senior Notes and the Junior Notes shall be convertible into Shares of the Company's Common Shares at the Holder's option. However, the Junior Notes would be mandatorily convertible into Common Shares, subject to certain targeted performance requirements to be measured by the Company's earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") as follows:

         (i) On September 1, 2002, $1,250,000 of the Junior Notes would convert into Common Shares at a conversion price at One Dollar ($1.00) per Share (1,250,000 Shares);

        (ii) On September 1, 2003, $1,250,000 of the Junior Notes would convert into Common Shares at a conversion price of One Dollar and Twenty-Five Cents ($1.25) per Share (1,000,000 Shares);

       (iii) On September 1, 2004, $1,250,000 of the Junior Notes would convert into Common Shares at a conversion price of not less than One Dollar and Fifty Cents ($1.50) per Share and (833,333 Shares);

        (iv) On September 1, 2005, $1,250,000 of the Junior Notes would convert into Common Shares at a conversion price of not less than One Dollar and Seventy-Five Cents ($1.75) per Share (714,286 Shares); and

         (v) Conversion would be mandatory, subject only to the Company's meeting certain minimum tests of EBITDA during each twelve (12) month period ended each June 30, preceding each such Conversion Date. The EBITDA targets for mandatory conversion will be fixed in the definitive Agreement, but are currently estimated, assuming no additional borrowings by the Company, as follows:

            CONVERSION DATE                         FISCAL PERIOD          ESTIMATED EBITDA TARGETS
            ---------------                        ---------------         ------------------------
            September 1, 2002                      30th June, 2002               US$3,000,000
            September 1, 2003                      30th June, 2003               US$3,750,000
            September 1, 2004                      30th June, 2004               US$4,500,000
            September 1, 2005                      30th June, 2005               US$5,000,000

    (d) The Senior Notes shall be payable as follows:

        1.   Four quarterly payments beginning 11/30/01, each in the
             amount of $125,000                                              $500,000
        2.   Four quarterly payments beginning 11/30/02, each in the
             amount of $150,000                                              $600,000
        3.   Four quarterly payments beginning 11/30/03, each in the
             amount of $175,000                                              $700,000
        4.   Four quarterly payments beginning 11/30/04, each in the
             amount of $200,000                                              $800,000
        5.   One final installment due on 9/1/05                           $2,400,000
                                                                           ----------
             TOTAL                                                         $5,000,000
                                                                           ==========

    (e) (i) Interest payments on the Senior Notes in the amount of 6% shall be payable in cash payable quarterly commencing on 9/1/01, 12/1/01, 3/1/02, 6/1/02 and each three months thereafter, with one final interest payment on 9/1/05; and

        (ii) Interest payments on the Junior Notes in the amount of 6% shall be payable in arrears, one-half (1/2) in cash and one-half (1/2) in Common Shares upon each Conversion Date. The exchange Company shall have the option to pay up to one-half (1/2) of the interest, in Common Shares upon each Conversion Date. The interest payment Shares will be valued at the market value for such Shares during the fifty
        (50) trading days following approval of the exchange transactions by the Shareholders, but not more than One ($1.00) Dollar per Share.

5. SECURITIES AND OTHER CONSIDERATION TO BE SURRENDERED BY GEIPPP II. The Definitive Agreement shall provide for your surrender and delivery to the Company of $9,000,000 of the 1995 Debentures, and the $1,000,000 Debenture due 2003.

6. SECURITY INTEREST. GEIPPP II shall retain the security interest which it presently holds relating to substantially all of the existing assets of the Company (but excluding newly acquired assets) as security for the payment of the Senior Notes to be surrendered. The Security Agreement dated October __, 1999 (the "Security Agreement") securing the obligations of the Company to GEIPPP II shall be amended, modified or supplemented to provide that the Security Interests granted therein, as defined therein, shall continue in full force and effect to secure the full payment and performance by the Company of all of the indebtedness and obligations owing to GEIPPP II under the Senior Secured Notes and the Junior Secured Notes.

7. VOTING TRUST AGREEMENT. In connection with the modification of the Security Agreement, the Voting Trust Agreement with Jeffrey M. Barnett shall be modified to take into account the revised state of facts following the exchange. GEIPPP II will agree with the Company and Mr. Jeffrey Barnett, individually, not to sell the Senior Notes, Junior Notes or the Common Shares held by it without thirty (30) days advance written notice to the Company and Mr. Barnett. (The Company has not sought, and will not have, any first refusal rights; GEIPPP II shall have sole discretion as to when, and whether to sell such securities after the thirty (30 day notice period has expired. However, in the absence of a transaction within six (6) months of the notice, a new notice period shall be required.) GEIPPP II has separately agreed in principle to allow Mr. Barnett a once-a-year opportunity to make a presentation to GEIPPP II concerning any possible transaction relating to the Junior Notes and Common Shares then held by GEIPPP II.

8. CLOSING DATE. The transactions contemplated by this Letter of Intent shall be consummated on June 30, 2001 in Vancouver, Canada or at such later date as may be fixed by the parties in the Definitive Agreement.

9. CONDITIONS OF CLOSING. The obligations of GEIPPP II to complete the exchange of securities contemplated by this Exchange Agreement on the Closing Date shall be subject to the satisfaction on or before the Closing Date, of the following conditions:(a) approval of the Shareholders; (b) the representations and warranties of the Company made in the Definitive Agreement shall be true and correct on the closing date; (c) the Company shall be in compliance with any and all obligations under any instruments of evidence, any indebtedness of the company; (d) your receipt of the opinion of

    Company's counsel that the Exchange is permitted by applicable laws as to Canadian law matters, United States law matters reasonably required by, and reasonable satisfactory to counsel for GEIPPP II; and (e) all corporate and other proceedings taken or required to be taken, in connection with the exchange transactions shall have been taken.

10. COVENANTS. The Definitive Agreement shall contain provisions with respect to the Company's obligations to the effect that so long as any of the Notes are outstanding, affirmative obligations as to disclosure, financial reports and additional information to the holders of the Notes, Board representation for at least two nominees of GEIPPP II, and negative covenants shall exist restricting certain payments, mergers and acquisitions and related transactions as the 1995 Agreement, may be Restated and Amended to take into account the current state of facts and revised position of the participants. The Company's current right under the Security Agreement, to borrow up to $2,000,000 from third parties shall be continued. The Company shall have the right to borrow funds from third parties, subject to limits to be fixed, including by pledging newly-acquired assets (as currently defined). The limits will increase over time, subject only to the Company meeting its payment obligations under the Notes, up to but not in excess of the amount of the repayments and conversions, as shall be further fixed in the Definitive Agreement.

11. This Letter of Intent is merely a statement of mutual intentions, and is subject to the conditions set forth herein and the review and approval of the definitive agreements by the parties and their respective counsel, except as otherwise expressly provided herein, neither party shall be bound to make the exchange contemplated hereunder or for damages, expenses, losses or costs of any kind by reason of any failure to finally agree upon a definitive agreement or failure to meet the conditions necessary for consummating the exchange, except as may be set forth in the definitive agreement. This Letter of Intent shall be governed by the internal laws of the State of New York.

12. Each party shall bear its own expenses in connection with this Letter of Intent, the definitive agreement, and the securing of shareholder approval of the exchange transactions contemplated hereunder, except that, upon consummation of the exchange, the

    Company agrees to pay all of GEIPPP II's expenses in connection with their actions, including without limitation, reasonable fees of counsel up to an aggregate maximum amount of such expenses of $25,000.

                                  Very truly yours,
                                  ELEPHANT & CASTLE GROUP INC.

                                  By: __________________________________________
                                      Name:  Rick Bryant
                                      Title: President/CEO

The foregoing Letter of Intent is hereby accepted as of the date first above written.

GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, a
LIMITED PARTNERSHIP

By: GE Investment Management Incorporated
    Its: General Partner

    By: _______________________________________
        Name:
        Title:

                                 PROXY MATERIAL
                                   APPENDIX B

                         ELEPHANT & CASTLE GROUP, INC.
                           2001 SHAREHOLDERS WARRANT

NO.                                                                June 30, 2001

    Elephant & Castle Group, Inc., a corporation organized under the Province of British Columbia, Canada (the "Company"), hereby agrees that, for value received, the holder hereof, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and prior to June 30, 2006, (the "Expiration Date") ___________ Common Shares of the Company, at an exercise price of U.S. $1.00 per Share, which exercise price is subject to adjustment as provided herein.

1. EXERCISE OF WARRANT. The purchase rights granted by this Warrant may be exercised by the Holder surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by cashier's check payable to the order of the Company of the purchase price payable in respect of the Common Shares being purchased. As soon as practical after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as holder may direct, a certificate or certificates representing the Common Shares purchased upon such exercise. If less than all of the Warrant is being exercised, the Company shall execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of Common Shares not so purchased.

2. ANTIDILUTION ADJUSTMENTS. If the Company shall at any time hereafter subdivide or combine its outstanding Common Shares of Common Stock, or declare a dividend payable in Common Shares, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Shares shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each Common Share purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Shares.

    No fractional Common Shares are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Common Share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Share on the day of exercise as determined in good faith by the Company.

    In case of any capital reorganization or any reclassification of the shares of Common Shares of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the holder had held the number of Common Shares which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provision with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of the Warrant.

    When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and

    (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

    (b) cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstance giving rise to the adjustment occurred.

3. TRANSFERABILITY. The holder hereof may not make any transfer of this Warrant unless and until the Company has notified the holders that a registration statement covering the Warrants and the Common Shares purchasable thereunder has been filed by the Company and has become effective, and a final prospectus with respect thereto has been published and delivered, and all required filing requirements with the British Columbia Securities Commission have been met, unless the holder has been first notified by the Company that, in the opinion of its counsel, registration under the Act is not required for such disposition. The holder may then make any disposition only pursuant to the conditions of such opinion or registration, and the holder will cooperate in providing the Company with information necessary to make such determination.

4. NOTICES. The Company shall mail to the registered holder of the Warrant, at its last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividend (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets, shall be considered and acted upon.

5. RESERVATION OF COMMON SHARES. The Company shall reserve such number of Common Shares sufficient to provide for the exercise of the Warrant upon the basis herein set forth, and the same shall at all times be reserved for the exercise thereof.

6.  MISCELLANEOUS.

    Whenever reference is made herein to the issue or sale of Common Shares, the term "Common Shares" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

    All shares of Common Stock or other securities issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuer thereof.

    Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be a deemed a stockholder (including, no right to vote on any matters coming, before the shareholders) of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

    Upon, and in connection with, any registration statement relating to the Warrants and the Common Shares purchasable thereunder, the Company shall appoint an independent transfer agent with respect to the Warrants.

    This Warrant shall be governed under and construed in accordance with the laws of the Province of British Columbia, Canada.

    IN WITNESS WHEREOF, this Warrant has been duly executed by Elephant & Castle Group, Inc., this ____ day of ________, 2001.


                                  ELEPHANT & CASTLE GROUP, INC.

                                  By: __________________________________________

                                  Title: _______________________________________

                             WARRANT EXERCISE FORM
                   TO BE SIGNED ONLY UPON EXERCISE OF WARRANT

    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________ of the shares of Common Shares of Elephant & Castle Group, Inc. to which such Warrant relates and herewith makes payment of $______ therefor in cash or by certified check, and requests that such shares be issued and be delivered to, the address for which is set forth below the signature of the undersigned.

Dated: ______________________________

_____________________________________    _____________________________________
(Taxpayer's I.D. Number)                 (Signatures)

                                         _____________________________________

                                         _____________________________________
                                         (Address)

                         _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                                ASSIGNMENT FORM

    To be signed only upon authorized transfer of Warrant FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________ the right to purchase the Common Shares of Elephant & Castle Group, Inc. to which the within Warrant relates and hereby authorizes and appoints the Company or its transfer agent to transfer said rights on the books of Elephant & Castle
Group, Inc. with full power of substitution in the premises.


Dated: ____________________________      _____________________________________
                                         (Signature)

                                         _____________________________________

                                         _____________________________________
                                         (Address)

                                 PROXY MATERIAL
                                   APPENDIX C

                          STOCK OPTION AND BONUS PLAN
                          ELEPHANT & CASTLE GROUP INC.

1.  PURPOSE OF THE PLAN

1.1 The purpose of the Plan is to assist the Corporation in attracting and retaining superior directors, officers, advisors, employees and other persons or companies engaged to provide ongoing services to the Corporation, to provide a strong incentive for such persons to put forth maximum effort for the continued success and growth of the Corporation and in, combination with these goals, to encourage their equity participation in the Corporation.

2.  DEFINITIONS

2.1 For the purposes of the Plan, the following terms have the respective meanings set forth below:

    (a) "Award" means an Option or Restricted Stock Award granted under the Plan;

    (b) "Board" means the board of directors of the Corporation;

    (c) "Consultant" means an individual, other than an employee or an executive of the Corporation, that:

         (i) is engaged to provide on a BONA FIDE basis consulting, technical, management or other services to the Corporation or to an affiliated entity of the Corporation, other than services provided in relation to a distribution and, in the case of senior-listed issuers only, includes an investor consultant;

        (ii) provides the services under a written contract between the Corporation or the affiliated entity and the individual or a consultant company or consultant partnership of the individual; and

       (iii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliated entity of the Corporation;

    (d) "Corporation" means Elephant & Castle Group Inc., a British Columbia corporation, or its successors;

    (e) "Disability" means a physical or mental incapacity of a nature which the Plan Administrator determines prevents or would prevent the Optionee from satisfactorily performing the substantial and material duties of his or her position with the Corporation;

    (f) "Eligible Person" means, from time to time, any director, officer or employee of the Corporation or an affiliated entity of the Corporation or Consultant to the Corporation or an affiliated entity of the Corporation;

    (g) "Exchange" means any exchange or quotation system upon which the Shares are listed or quoted, respectively;

    (h) "Exemption Order" means BC Instrument 45-507 entitled "Trades to Employees, Executives and Consultants" and dated February 16, 2001, as amended or replaced from time to time;

    (i) "Grant Date" has the meaning ascribed to that term in Subsection 5.1 hereof;

    (j) "Market Value" of a Share means, on any given day:

         (i) where the Share is not listed or quoted on an Exchange, the fair market value of a Share on that day determined by the Board in good faith; and

        (ii) where the Share is listed or quoted on an Exchange, the simple average of the closing prices per Share on the Exchange on the preceding five business days, but if the Shares did not trade on the Exchange on any such business day, the closing price per Share shall be deemed to be the simple average of the bid and ask prices in respect of such Shares at the close of trading on such business day.

    (k) "Option" means an option, granted pursuant to Section 5 hereof, to purchase a Share;

    (l) "Option Period" has the meaning ascribed to that term in Subsection 6.3 hereof;

    (m) "Option Price" means the price per Share at which Shares may be purchased under the Option, as determined pursuant to Paragraph 5.1(b) hereof and as may be adjusted in accordance with Section 10 hereof;

    (n) "Optionee" means an Eligible Person to whom an Option has been granted;

    (o) "Participant" means a person who has been granted a Restricted Stock Award under the Plan;

    (p) "Plan" means the Stock Option and Bonus Plan of the Corporation as set forth herein as the same may be amended and/or restated from time to time;

    (q) "Restricted Stock Award" means an Award entitling the recipient to acquire Shares, subject to the right of the Corporation to repurchase all or part of such Shares at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the recipient in the event that conditions specified by the Plan Administrator in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Plan Administrator for such Award;

    (r) "Retirement" has the meaning ascribed to that term in Subsection 8.1 hereof;

    (s) "Securities Regulators" has the meaning ascribed to that term in
        Section 12 hereof; and

    (t) "Share" means, subject to Section 11 hereof, a Common share without par value in the capital of the Corporation.

2.2 Unless otherwise indicated, all dollar amounts referred to in this Option Plan are in U.S. funds.

2.3 As used in this Plan, words importing gender shall include all genders and words importing the singular shall include the plural and vice versa, unless the context otherwise requires.

3.  ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Board, or by one or more committees appointed by the Board (the "Plan Administrator").

3.2 The members of any committee shall be appointed from time to time by, and serve at the pleasure of, the Board. A majority of any committee shall constitute a quorum thereof. Acts approved in writing by all members of any committee shall constitute valid acts of the committee as if taken at a meeting at which a quorum was present.

3.3 The chief executive officer of the Corporation shall periodically make recommendations to the Plan Administrator as to the grant of Awards.

3.4 The Plan Administrator may wait until such time as the financial statements of the preceding fiscal year are approved by the Board before making any determination regarding the grant of Awards.

3.5 The interpretation and construction by the Plan Administrator of any provisions of the Plan or any Award granted hereunder shall be binding and conclusive on all participants and on their legal representatives and beneficiaries. The Plan Administrator shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any agreement with respect to any Award entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by such Plan Administrator to be necessary or appropriate to the administration of the Plan, any Award or any agreement with respect to an Award entered into hereunder. No member of the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any agreement with respect to any Award entered into hereunder.

3.6 The Plan Administrator may authorize one or more officers of the Corporation to execute and deliver and to receive documents on behalf of the Corporation.

4.  SHARES SUBJECT TO THE PLAN

4.1 The maximum aggregate number of Awards which may be issued under the Plan shall not exceed 950,000, of which a maximum aggregate of 750,000 shall be available for Options and a maximum aggregate of 200,000 shall be available for Restricted Stock Awards, all subject to adjustment as provided in Section 11 hereof. Shares in respect of which Awards have expired or been otherwise terminated shall be available for subsequent Awards under the Plan. No fractional Shares may be purchased or issued under the Plan.

5.  GRANTS OF OPTIONS

5.1 Subject to the provisions of the Plan, the Plan Administrator shall, in its sole discretion and from time to time, determine those Eligible Persons to whom Options shall be granted and the date on which such Options are to be granted (the "Grant Date"). The Plan Administrator shall also determine, in connection with each grant of Options:

    (a) the number of Options to be granted;

    (b) the Option Price applicable to each Option, but the Option Price shall not be less than the greater of U.S.$1.00 per Share and the Market Value per Share on the Grant Date; and

    (c) the other terms and conditions (which need not be identical and which, without limitation, may include non-competition provisions) of all Options covered by any grant.

6.  ELIGIBILITY, VESTING AND TERMS OF OPTIONS

6.1 Options may be granted to Eligible Persons only.

6.2 Subject to the adjustments provided for in Section 10 hereof, each Option shall entitle the Optionee to purchase one Share.

6.3 The option period (the "Option Period") for each Option commences on the Grant Date and expires at 4:30 pm Vancouver time on the fifth anniversary of the Grant Date or such other time as the Plan Administrator may determine, provided that no Option shall expire after the tenth anniversary of the Grant Date.

6.4 An Option which has vested may be exercised (in each case to the nearest full Share) at any time during the Option Period.

6.5 Unless the Plan Administrator determines otherwise, Options shall vest as follows:

    (a) one-third of the Options granted shall vest on the first anniversary of the Grant Date;

    (b) an additional one-third of the Options granted shall vest on the second anniversary of the Grant Date; and

    (c) the remaining one-third of the Options granted shall vest on the third anniversary of the Grant Date.

6.6 In the event of a sale of substantially all the business assets of the Corporation or the merger of the Corporation with another person whereby the Corporation is not the surviving person or entity or in the event of a change in control of the Corporation as defined in subsection 8.3 hereof, all Options held by Eligible Persons granted under the Stock Option Plan shall immediately vest.

6.7 The total number of Shares to be granted to any Optionee under this Plan together with any Shares reserved for issuance under Restricted Stock Awards or any other share compensation arrangements to such Optionee shall not exceed 5% of the issued and outstanding Shares of the Corporation at the Grant Date of the Option.

6.8 An Option is personal to the Optionee and is non-assignable and non-transferrable otherwise than by will or by the laws governing the devolution of property in the event of death of the Optionee.

7.  OPTION AGREEMENT

7.1 Upon the grant of an Option, the Corporation and the Optionee shall enter into an option agreement, in a form approved by the Plan Administrator, subject to the terms and conditions of the Plan, which agreement shall set out the Optionee's agreement that the Options are subject to the terms and conditions set forth in the Plan as it may be amended or replaced from time to time, the Grant Date, the name of the Optionee, the Optionee's position with the Corporation, the number of Options, the Option Price, payment of the Option Price, the expiry date of the Option Period and such other terms and conditions as the Plan Administrator may deem appropriate.

8.  TERMINATION OF EMPLOYMENT, ENGAGEMENT OR DIRECTORSHIP

8.1 Any Optionee whose employment, engagement or directorship with the Corporation is terminated due to retirement on or after such Optionee's normal retirement date under the applicable retirement plan or policy of his or her employer or due to early retirement with the consent of the Plan Administrator (collectively, "Retirement") shall have 365 days from the date of such termination to exercise any Option granted hereunder to the extent such Option was exercisable and had vested on such date of termination; the Plan Administrator shall have the discretion to increase or decrease the 365 day period, provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto.

8.2 Any Optionee whose employment, engagement or directorship with the Corporation is terminated due to Disability shall have 365 days from the date of such termination to exercise any Option granted hereunder to the extent such Option was exercisable and had vested on such date of termination; the Plan Administrator shall have the discretion to increase or decrease the 365 day period, provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto.

8.3 Any Optionee whose employment, engagement or directorship with the Corporation is terminated at any time in the six months following a change of control of the Corporation (as hereinafter defined) shall have 365 days from the date of such termination to exercise any Option granted hereunder to the extent such Option was exercisable and had vested on the date of such termination; provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto. For the purposes of this Subsection 8.3, "change of control" shall mean the acquisition by a person, or combination of persons acting in concert, of:

    (a) a sufficient number of the voting rights attached to the outstanding voting securities of the Corporation at the time of such acquisition, to affect materially the control of the Corporation; or

    (b) more than 20% of the voting rights attached to the outstanding voting securities of the Corporation at the time of such acquisition.

8.4 In the event of the death of an Optionee, either while in the employment or engagement or while a director of the Corporation or after Retirement, the Optionee's estate may, within 365 days from the date of the Optionee's death, exercise any Option granted hereunder to the extent such Option was exercisable and had vested on the date of such termination; provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto. The Optionee's estate shall include only the executors or administrators of such estate and persons who have acquired the right to exercise such Option directly from the Optionee by bequest or inheritance.

8.5 In the event an Optionee's employment, engagement or directorship is terminated for cause, each Option held by the Optionee that has not been effectively exercised prior to delivery to the Optionee of written notice of such termination shall lapse and become null and void immediately upon delivery of the Optionee of written notice of such termination.

8.6 In the event an Optionee's employment, engagement or directorship terminates for any reason other than death, Disability, Retirement, cause or in the circumstances described in Subsection 8.3 hereof, the Optionee may exercise any Option granted hereunder, to the extent such Option was exercisable and had vested on the date of such termination, no later than thirty (30) days after such termination or such later date within the Option Period first established by the Plan Administrator for such Option as the Plan Administrator may fix.

8.7 The Plan Administrator may also in its sole discretion increase the periods permitted to exercise all or any of the Options covered by any Grant following a termination of employment, engagement or directorship as provided in Subsections 8.1, 8.2, 8.3, 8.4, 8.5 or 8.6 above, if allowable under applicable law; provided, however, that in no event shall any Option be exercisable following the expiration of the Option Period applicable thereto.

8.8 The Plan shall not confer upon any Optionee any right with respect to a continuation of employment or engagement by, or directorship of, the Corporation nor shall it interfere in any way with the right of the Corporation to terminate any Optionee's employment or engagement at any time.

9.  EXERCISE OF OPTIONS

9.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised, together with a certified cheque or bank draft for the aggregate of the Option Prices to be paid for the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

9.2 No less than 100 Options may be exercised at any one time, except where a smaller number of Options is or remains exercisable pursuant to a grant, in which case, such smaller number of Options must be exercised at one time.

10. RESTRICTED STOCK

10.1 Subject to the provisions of the Plan, the Plan Administrator shall, in its sole discretion and from time to time, determine those Eligible Persons to whom Restricted Stock Awards shall be granted.

10.2 The Plan Administrator shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase or forfeiture, as the case may be.

10.3 The value of such Restricted Stock Award shall be the greater of the U.S.$1.00 per Share and the Market Value per Share on the dated granted less a discount for any restrictions upon transfer or conditions for repurchase or forfeiture, as the case may be, and no cash consideration shall be required of the grantee in connection with any such Restricted Stock Award.

10.4 Any certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Plan Administrator, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation or its designee.

10.5 At the expiration of the applicable restriction period, the Company shall, or shall cause its designee to, deliver the certificate no longer subject to such restriction to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Plan Administrator, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participants death (the "Designated Beneficiary"). In the absence of an effective resignation by a Participant, Designated Beneficiary shall mean the Participant's estate.

11. ADJUSTMENT OR ALTERATION OF SHARE CAPITAL

11.1 In the event of a subdivision, consolidation or reclassification of outstanding Shares or other capital adjustment, or the payment of a stock dividend thereon, the number of Shares reserved or authorized to be reserved under the Plan, the number of Shares receivable on the exercise of an Option and the Option Price therefor, and the repurchase price per Share subject to each outstanding Restricted Stock Award shall be increased or reduced proportionately and such other adjustments shall be made as may be deemed necessary or equitable by the Plan Administrator.

11.2 If the Corporation amalgamates, consolidates with or merges with or into another body corporate, whether by way of amalgamation, statutory arrangement or otherwise (the right to do so being hereby expressly reserved):

    (a) any Share receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation, consolidation or merger if the Optionee had exercised his or her Option immediately prior to the effective date of such amalgamation, consolidation or merger and the Option Price shall be adjusted appropriately by the Plan Administrator and such adjustment shall be binding for all purposes of the Plan; and

    (b) the repurchase and other rights of the Corporation under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Share was converted into or exchanged for pursuant to such amalgamation, consolidation or merger in the same manner and to the same extent as they applied to the Share subject to such Restricted Stock Award.

11.3 In the event of a change in the Corporation's currently authorized Shares which is limited to a change in the designation thereof, the shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.

11.4 In the event of any other change affecting the Shares, such adjustment, if any, shall be made as may be deemed equitable by the Plan Administrator to properly reflect such event.

11.5 No adjustment provided in this Section 11 shall require the Corporation to issue a fractional Share, and the total adjustment with respect to each Option shall be limited accordingly.

12. REGULATORY APPROVAL

12.1 Notwithstanding any of the provisions contained in the Plan or any Award, the Corporation's obligation to issue Shares and to issue and deliver certificates for such Shares to an Optionee or Participant pursuant to the exercise of an Option or a grant of a Restricted Stock Award shall be subject to:

    (a) compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities in Canada
        ("Securities Regulators");

    (b) compliance with the requirements of an Exchange; and

    (c) receipt from the Optionee or Participant of such covenants, agreements, representations and undertakings, including as to future dealings in such Shares, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

12.2 The Corporation shall in no event be obligated to take any action in order to cause the issuance and delivery of such certificates to comply with any laws, regulations, rules, orders or requirements.

12.3 If any amendment, modification or termination to the provisions hereof or any Award made pursuant hereto are required by any Securities Regulators or an Exchange as a condition of approval to a distribution to the public of any Shares or to obtain a listing of any Shares, the Plan Administrator is authorized to make such amendments and thereupon the terms of the Plan, any Awards, including any agreement made pursuant hereto, shall be deemed to be amended accordingly without the requiring the consent or agreement of any Optionee or Participant.

13. MISCELLANEOUS

13.1 An Optionee entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or to have rights as, a shareholder of the Corporation by such exercise, except to the extent Shares are issued therefor and then only from the date such Shares are issued. No adjustment shall be made for dividends or distributions or other rights which the record date is prior to the date such Shares are issued.

13.2 The Corporation may require an Optionee or Participant, as a condition of exercise of an Option or grant of a Restricted Stock Award, to pay or reimburse any taxes which are required to be withheld in connection with the exercise of such Option or grant of such Restricted Stock Award.

14. EFFECTIVE DATE, AMENDMENT AND TERMINATION

14.1 The Plan shall become effective upon its adoption by the Board, subject to approval by the majority of votes cast at a meeting of the shareholders of the Corporation other than votes attaching to securities beneficially owned by related persons to whom securities may be issued under the Plan and their associates. If the shareholders do not approve the Plan, the Plan shall not be effective and any and all action taken prior thereto, including the making of any grants of Awards, shall be fully rescinded and be null and void.

14.2 Notwithstanding any other provision of this Plan, the Plan shall terminate on the tenth anniversary of its adoption pursuant to Subsection 14.1.

14.3 The Board may, subject to required Securities Regulators and/or Exchange approval, from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may not, without the approval by the majority of the votes cast at a meeting of shareholders of the Corporation other than votes attaching to securities beneficially owned by related persons to whom securities may be issued under the Plan and their associates:

    (a) increase the maximum number of Shares for which Awards may be granted under the Plan;

    (b) reduce the exercise price of any Option to a price that is less than the Option Price; or

    (c) modify the requirements as to eligibility for participation in the Plan.

14.4 Neither the termination of this Plan pursuant to Subsection 14.2, nor any action by the Board to terminate the Plan pursuant to this Section 14, shall affect any Awards granted hereunder which became effective pursuant to the Plan prior to such termination or action, as the case may be.

14.5 The Plan Administrator may amend, modify or terminate any outstanding Award, including, but not limited to, substituting another Award of the same or of a different type or changing the date of exercise; provided, however that, the Optionee's or Participant's consent to such action shall be required unless the Plan Administrator determines that the action, when taken with any related action, would not materially and adversely affect the Optionee or Participant or is made pursuant to Section 12 hereof.

                                 NOTES TO PROXY

Shareholders who are unable to attend the Meeting are requested to complete and deposit this proxy no later than 9:00 a.m. (Vancouver Time), June 27, 2001, either with the Company at Twelfth Floor, 1190 Hornby Street, Vancouver, British Columbia, Canada, V6Z 2K5 or at the offices of the Company's Registrar and Transfer Agent, American Stock Transfer and Trust Company, located at 6201, 15th Avenue, Brooklyn, New York, 11219, USA.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR OR AGAINST, OR THE VOTING OF SUCH SHARES WILL BE WITHHELD OR ABSTAINED FROM, AS THE CASE MAY BE, ON ANY POLL (BALLOT) IN RESPECT OF THE ITEMS SET FORTH IN THE FORM OF PROXY AS THE SHAREHOLDER MAY HAVE SPECIFIED BY MARKING AN "X" IN THE PLACE PROVIDED FOR THAT PURPOSE. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED ON ANY POLL (BALLOT) AS IF THE SHAREHOLDER HAD SPECIFIED VOTING FOR (I.E. IN FAVOUR
OF) THE ITEMS, AND THE SHAREHOLDER HEREBY CONFERS DISCRETIONARY AUTHORITY ON THE PROXYHOLDER OR PROXYHOLDERS HEREBY APPOINTED TO VOTE THE SHARES ACCORDINGLY.

EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHICH MAY BE A COMPANY) TO ATTEND AND ACT ON THE SHAREHOLDER'S BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. IF THE SHAREHOLDER DOES NOT WANT TO APPOINT THE PERSONS DESIGNATED IN THE FORM OF PROXY, THE SHAREHOLDER SHOULD STRIKE OUT THEIR NAMES AND INSERT IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON THE SHAREHOLDER WISHES TO ACT AS THE SHAREHOLDER'S PROXYHOLDER AND, IF DESIRED, AN ALTERNATE PROXYHOLDER. A PROXYHOLDER OR ALTERNATE PROXYHOLDER NEED NOT BE A SHAREHOLDER OF THE COMPANY.

IN THE CASE OF ANY AMENDMENTS OR VARIATIONS TO THE PROPOSED RESOLUTIONS, AND IN THE CASE OF ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHAREHOLDER HEREBY CONFERS DISCRETIONARY AUTHORITY ON THE PROXYHOLDER HEREBY APPOINTED TO ACT AND VOTE ON THE SHAREHOLDER'S BEHALF ON ANY POLL (BALLOT), AS THE PROXYHOLDER TO THE PROXYHOLDER'S SOLE DISCRETION MAY SEE FIT, ALL IN THE SAME MANNER AND TO THE SAME EXTENT AND WITH THE SAME POWER AS THE SHAREHOLDER COULD, IF THE SHAREHOLDER WERE PERSONALLY PRESENT AT SUCH MEETING. NO SUCH AMENDMENTS, VARIATIONS, OR OTHER MATTERS WERE KNOWN TO MANAGEMENT AT THE TIME THIS PROXY WAS SOLICITED.

In addition to revocation in any manner permitted by law, proxy may be revoked by an instrument in writing signed by the shareholder or by notifying the Company at the office of the Company, located at Twelfth Floor, 1190 Hornby Street, Vancouver, British Columbia, Canada, V6Z 2K5, or at the offices of the Company's Registrar and Transfer Agent, American Stock Transfer and Trust Company, located at 6201, 15th Avenue, Brooklyn, New York, 11219, USA at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or at any adjournment thereof, and upon either of such deposits the proxy is revoked.


                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

          PLEASE MARK YOUR
A  /X/    VOTES AS IN THIS
          EXAMPLE.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. To vote in respect of the election of the following persons as Directors of the Company for the term expiring at the close of the next annual meeting of the Company.

     FOR ALL NOMINEES LISTED (EXCEPT AS MARKED BELOW TO THE CONTRARY)     /  /

     WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES                          /  /

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY        NOMINEES: Jeffrey Barnett
     TO VOTE FOR ANY INDIVIDUAL NOMINEE,                   Richard Bryant
     STRIKE A LINE THROUGH THE NOMINEE'S                   Richard Kelleher
     NAME IN THE LIST AT RIGHT.)                           David Matheson
                                                           George Pitman
                                                           Colin Stacey
                                                           David Wiederecht

2.   The approval of a proposed Agreement           FOR      AGAINST     ABSTAIN
     of Exchange of securities between the         / /        / /         / /
     Company and General Electric Private
     Placement Partners. If pursuant to
     which 2,600,000 Common Shares will be
     issued.

3.   The approval of the issuance of               / /        / /         / /
     Warrants to the shareholders of the
     Company exercisable for five years at
     U.S.$1 per Common Share.

4.   To approve a Stock Option and Bonus           / /        / /         / /
     Plan relating to a maximum of 950,000
     Common Shares.

5.   To increase the authorized capital of         / /        / /         / /
     the Company from 10,000,000 Common
     Shares without par value to
     20,000,000 Common Shares without par
     value.

6.   To vote in respect of the appointment         / /        / /         / /
     of Pannell Kerr Forster Worldwide as
     auditors of the Company for the term
     expiring at the close of the next
     annual meeting of the Company.

The Notes to Proxy on the reverse are incorporated in and form part of this form of proxy.

If this form of proxy is returned undated, the undersigned hereby authorizes the Chairman of the Meeting or the Chairman's delegate to fill in the date June 27, 2001.


Name:  _________________________________________________________

Address: _______________________________________________________

No. of Common Shares: __________________________________________



Signature of Shareholder  ______________________________________
                          (PROXY MAY NOT BE VALID UNLESS SIGNED)

DATED this day of __________________________________ , 2001
                 (PROXY MAY NOT BE VALID UNLESS DATED)

NOTE: Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

             FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
                        ELEPHANT & CASTLE GROUP INC.
                        TO BE HELD ON JUNE 29, 2001
           THIS PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT

     The undersigned, being a holder of Common Shares without par value ("Common Shares") in the capital of Elephant & Castle Group Inc. (the "Company") and hereby revoking any proxy previously given, hereby appoints RICHARD H. BRYANT, or failing him, DANIEL DEBOU, or instead of either of them, ____________________________ as proxyholder of the undersigned, to attend and vote for the undersigned and otherwise act for and on behalf of and in the name of the undersigned at the Annual General Meeting (the "Meeting") of shareholders of the Company, to be held on the 29th day of June, 2001, and at any adjournment or postponement thereof. The undersigned hereby instructs the proxyholder to vote in favour or against, or withhold or abstain from voting, as the case may be, all of the Common Shares in the capital of the Company or such number of Common Shares as may be noted hereon registered in the name of the undersigned on any poll (ballot) in respect of the following matters, details of which are provided in the Proxy Statement, as indicated on the reverse:

THE UNDERSIGNED HEREBY AUTHORIZES THE PROXYHOLDER TO VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AT THE LEFT AND FOR THE MATTER IN ITEMS IN 2-6 AT THE RIGHT, ON THE REVERSE SIDE, UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED.


                     PLEASE MARK, SIGN, DATE AND RETURN THE
                 PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.